EXHIBIT 5.1

                                 April 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re:  Registration Statement on Form S-3
         for NeoMedia Technologies, Inc.

Ladies and Gentlemen:

    As legal counsel for NeoMedia Technologies, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of up to 2,836,063 additional shares of the Company's Common Stock, $.01 par value (the "Common Stock").

    We have examined such instruments, documents and records as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

    Based on such examination, we are of the opinion that the shares of Common Stock of the Company being registered pursuant to the Registration Statement are, respectively, duly authorized securities of the Company and, in the case of the Common Stock, duly authorized shares of Common Stock which, when sold, will be legally and validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

    This opinion is to be used only in connection with the instant registration of Common Stock and the issuance of the Common Stock while the Registration Statement is in effect.

                                                   Respectfully submitted,

                                                   /s/ MERRICK & KLIMEK P.C.
                                                   -------------------------
                                                   MERRICK & KLIMEK, P.C.

FM/cjs